UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
 of the Securities Exchange Act of 1934

(Amendment No. 1)

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

INCOMING, INC.

 (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INCOMING, INC.
244 Fifth Avenue, V235, New York, NY 10001

AMENDMENT TO INFORMATION STATEMENT

This Amendment No. 1 to the Information Statement of Incoming, Inc., filed with the Securities and Exchange Commission on August 24, 2010, amends and restates in its entirety the beneficial ownership table under the caption “Security Ownership of Certain Beneficial Owners and Management.”  The amended table reads in its entirety as follows:

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class A Common Stock	Percent of Class B CommonStock
		Officers & directors
Ephren Taylor II	Director, CEO, and President	Class A Common Stock	3,700,000	20.3%	--
R. Samuel Bell, Jr. P.O. Box 3405 Radford, VA 24143	Director	Class B Common Stock (1)	1,980,000	--	100%
Victor AbiJaoudi II	COO and Director	Class A Common Stock	2,620,000	14.4%	--
All officers and directors as a group (4 total)		Class A Common Stock/ Class B Common Stock(1)	7,730,000/ 1,980,000	42.4%	100%
		5% Beneficial Owners
Aaron West 1635 N Cahuenga Blvd. Los Angeles, CA 90028		Class A Common Stock	3,000,000	16.5%	--
Elaina Watley 7225 Crescent Park West Apt. 210 Playa Vista, CA 90094		Class A Common Stock	1,500,000	8.2%	--
Jasmine Victoria	Executive Vice President	Class A Common Stock	1,410,000	7.7%	--
Randy Dellinger c/o NABE 815-D Virginia Street Lenoir, NC 28645		Class A Common Stock	990,000	5.4%	--
_________________________

(1) In accordance with the terms of the Exchange Transaction, the holder of Class B Common Stock is entitled to two votes per share on all matters and votes with holders of Class A Common Stock together on all matters as one class.

By order of the Board of Directors of Incoming, Inc.

By:	/s/ Victor AbiJaoudi II
Victor AbiJaoudi II Chief Operating Officer

Date  August 31, 2010
New York, NY